Exhibit 10.1

Tenancy Agreement (Non-Residential)

TENANCY AGREEMENT

(Non-Residential)

THIS AGREEMENT is made on the 6th day of June 2024 BETWEEN

Name: SINGAPORE SCHOOL & PRIVATE	UEN No: S70SS0045C
HIRE BUS OWNERS’ ASSOCIATION

Registered Address : 9 Lorong 29 Geylang, #06-01 Singapore 388065

(Hereinafter called “the Landlord”) of the one part AND

Name: IO3 PTE. LTD.	ROC No: 201905286N

Registered Address: 140 Paya Lebar Road, #07-02 AZ@Paya Lebar, Singapore 409015.

(Hereinafter called “the Tenant”) of the other part.

The expression of the Landlord and/or the Tenant shall include their respective legal representatives or successors-in-title and permitted assigns.

WHEREBY IT IS AGREED as follows:-

1	The Premises

In consideration of the rent and Tenant’s covenants hereinafter reserved and contained the Landlord grants and the Tenant accepts a lease of the premises situated at 140 Paya Lebar Road #07-02, AZ@Paya Lebar, Singapore 409015 (hereinafter referred to as “the said premises”) with all *fixtures and *fittings therein:-

* (a)	together with the right for the Tenant and others duly authorised by the Tenant at all times hereby created to use and enjoy in common with the Landlord and others entitled thereto,* the entrances, lobbies, staircases, landings, corridors, passageways, lifts escalators, water closets, lavatories, conveniences and other like amenities connected with the use of the demised premises;

* (b)	excepting and reserving unto the Landlord and all others entitled thereto the free and uninterrupted passage and running of all pipes, electric and other wires, drains, and air-conditioning in, through, under or above the demised premises for the term and at the consideration hereof.

1.1	Tenn

The term of this agreement shall be for a fixed term of Twelve (12) months, commencing on the 1st day of October 2024 and expiring on the 30th day of September 2025(hereinafter called “the said term”).

1.2	Rent

The monthly rent shall be paid as follows:

(a)	The monthly rent shall be Singapore Dollars Nine Thousand (S$9,000.00) per month subject to the prevailing GST

* Delete where applicable

Tenancy Agreement (Non-Residential)

(b)	The first payment of rent of Singapore Dollars Nine Thousand (S$9,000.00) (GST applicable) for the period from 1st of October 2024 to the 31st October 2024 shall be paid upon execution of this Agreement.

(c)	Subsequent payment of monthly rent shall be payable monthly ih advance on the first day of each and every month during the term of the Tenancy hereby created without any demand, deductions or set-off to Singapore School & Private Hire Bus Owners’ Association’s Bank Account : DBS Bank Ltd 029-015916-5 with effect from 1st November 2024.

2	TENANT’S COVENANTS

The Tenant hereby Covenants with the Landlord as follows:-

2.1	Rent

To pay the said rent hereby reserved at the time and in the manner aforesaid without any deduction or set-off whatsoever.

2.2	Deposit

To pay a deposit of Singapore Dollars Eighteen Thousand Only (S$18,000.00) (hereinafter referred to as “the Deposit”) to be held by the Landlord (the receipt whereof the Landlord hereby acknowledges) as security for the due performance and observance by the Tenant of all covenants conditions and stipulations on the part of the Tenant herein contained, failing which the Tenant shall forfeit to the Landlord the said deposit or such part thereof as may be necessary to remedy such default. PROVIDED ALWAYS that if the Tenant shall duly perform the said conditions covenants and stipulations as aforesaid, up to and including the date of expiration of the term hereby created the Landlord shall repay the said deposit within fourteen (14) days from the date of such expiration without any interest. This deposit shall not be utilised as set-off for any rent due and payable during the currency of this Agreement.

2.3	GST

To pay the Goods and Services Tax (GST) and any present or future rates, taxes or assessments, impositions, levy or outgoings imposed upon or in respect of all sums payable by the Tenant to the Landlord pursuant to this Agreement.

2.4	Utilities

Any water, electricity or gas meters to be installed for the use of the demised premises shall be installed at the Tenant’s own cost and the Tenant shall pay all charges, including any tax payable thereon for the supply of water, electricity, gas and any water borne sewerage system, installed or used at the said premises.

2.5	Taps, Wash Basins etc.

To ensure that all washbasins, taps, sinks and other such water and sanitary apparatus within or exclusively serving the said premises are clean and in good order and to make good all lost and damage items due to the improper use or negligence of the Tenant.

2.6	Telecommunication System

To install at its own cost all telecommunication systems and run wires thereof in accordance to the Landlord’s requirements and to ensure that such works are carried out by a reliable contractor approved by the authority and/or the Landlord and pay all charges, including any tax payable thereon, in respect of any telephone, facsimile and any other telecommunication services connected, installed or used at the said premises.

2.7	Security System

The Tenant shall maintain at its own cost all security system for the said premises.

• Delete where applicable

Tenancy Agreement (Non-Residential)

2.8	Radio or TV aerials

Not to erect, place, use or permit to be used within or outside the premises any radio or television aerial or antenna or other similar media equipment likely to be seen or heard from the outside without the prior written consent of the Landlord PROVIDED ALWAYS that any such consent so given may be withdrawn at anytime by the Landlord having regard to the interest of the Development and the rights of neighbouring tenants, occupiers or persons lawfully therein.

2.9	Electrical points & Appliances

Not to fix, affix or install any additional electrical points and appliances in or about the demised premises without the prior written approval of the Landlord and the relevant authorities and to ensure such works are carried out by licensed electrical contractors and that the existing circuits are not overloaded.

2.10	Air-conditioning

To take up a service contract with a qualified air-conditioning contractor to service and maintain the air-conditioning units, installed at the said premises, at least once every three (3) months at the expense of the Tenant and to keep them in good and tenantable repair and condition, throughout the term of this agreement. A copy of the service contract shall be forwarded to the Landlord.

2.11	Alteration and Additions

(a)	Not to make or permit to be made any alterations and additions to the said premises (whether or not structural) or to any of the Landlord’s fixtures or fittings in the said premises without having first obtained the Landlord’s written consent.

(b)	In the event the Landlord consents to such alterations or additions, the Tenant shall obtain at its own expense all planning permission and approval necessary under the relevant statutory and non-statutory regulations, to carry out such additions and alterations in accordance with the conditions thereof.

2.12	Tenantable Repair

(a)	To keep at all times the interior of the said premises including flooring, interior plaster and other surface material and all the Landlords fixtures and fittings in good and tenantable condition throughout this tenancy (fair wear and tear and damage by any act beyond the control of the Tenant excepted).

(b)	To give immediate notice to the Landlord of any accident or damage to the interior of the premises, fixtures and fittings or other facilities whatsoever provided by the Landlord and to pay immediately or to reimburse the Landlord for the cost of such repair or replacement save where such damage is caused by any act beyond the control of the Tenant.

2.13	Access to Premises

(a)	To permit the Landlord and their agents, surveyors and workmen to enter upon the demised premises at all reasonable times by prior appointment, for the purpose of viewing the condition thereof and to do such works as may be required for any repairs to the said premises and to require the Tenant to rectify any defect for which the Tenant is liable within seven (7) days failing which, the Landlord shall carry out such repair works and the costs thereof shall be treated as debt due from the Tenant and shall be recoverable from the Tenant forthwith as such.

(b)	To allow the Landlord free access immediately into the said premises, at all times, in cases of emergency.

2.14	Use of Premises

Not to use the said premises or any part thereof other than as light industrial usage in connection·with and for the purpose of the Tenant’s Business.

• Delete where applicable

Tenancy Agreement (Non-Residential)

2.15	Permits and Approvals

To obtain at its cost all necessary approvals, permits and licences from the relevant authorities to use the said premises as mentioned in clause 2.14. Any delay or failure in obtaining or any suspension or revocation of any necessary approval, permit or licence shall not affect the tenancy herein.

2.16	Prohibited Use

Not to reside in or permit any person to reside in any part of the said premises or use or permit the said premises to be used for dwelling purpose.

2.17	No Storage & Obstruction

Not to store any goods or things upon or obstruct the areas used in common with the Landlord and the Landlord’s other tenants, licensees and occupiers.

2.18	Storage of Dangerous Materials

Not to bring, store, permit or suffer to be done in the demised premises or any part thereof any goods which in the opinion of the Landlord are of a dangerous, obnoxious, inflammable or explosive nature and should the Landlord consent to the storage of such material, to pay any increase in premium for fire or other insurances that may be taken out by the Landlord.

2.19	Not to create nuisance

Not to use the said premises or any part thereof in a manner which may become a nuisance or annoyance to the Landlord or the occupants of the Building or to neighbouring premises.

2.20	No illegal or immoral Activities

Not to do or suffer to be done anything in or upon the said premises or any part thereof, any activities of an illegal or immoral nature.

2.21	No Assignment and Sub-Letting

Not to assign, underlet or part with the possession, use or occupation of the demised premises or any part thereof, whether or not for consideration, without the prior written consent of the Landlord.

2.22	No Obstruction of Windows & Light

Not to block up, darken, obstruct or permit obstruction in any manner, to the windows or lights belonging to the said premises or to the Landlord.

2.23	No waste

Not to throw or permit to be thrown, any dirt, rubbish, rags, boxes or other refuse except into proper bins and other containers provided for such purpose and to pay the Landlord the costs of removing such things and the costs of any damage to the common area, passages, lifts, lift shafts, toilets or other conveniences in the Building from the breach thereof.

2.24	No Heavy Machinery

Not to bring or allow to be brought onto the premises any heavy machinery save for typewriters, information processing systems, photocopying machines, computers and such other equipment as are required for the Tenant’s business and approved by the Landlord.

2.25	No excess Loading

Not to do permit or suffer to be loaded on any part of the floors of the building or the said premises to a weight greater than 5 KN and shall when required by the Landlord distribute any load on any part of the floor of the said premises in accordance with the directions and requirements of the Landlord.

2.26	Loading/ Unloading & Delivery of Goods, etc

To ensure that the Tenant’s employees, servants, agents or visitors do not obstruct the areas designated as loading/unloading areas and at all times comply with the directions of the Landlord’s staff or agents exercising due control of such areas.

* Delete where applicable

Tenancy Agreement (Non-Residential)

2.27	Premises to be free of pests etc.

To keep the said premises free of pests, insects, rodents, birds and animals and if required by the Landlord to employ from time to time or periodically, a pest-exterminating contractor approved by the Landlord to inspect and ensure that the said premises free of pests.

2.28	Sufficient Lighting

To keep the said premises well and sufficiently lighted throughout the hours of business of the said premises and/or Building.

2.29	Clearing of Drains etc.

To maintain, keep clean and free of chokage any drains, plumbing facilities or piping system serving the said premises.

2.30	Illegal Immigrants

(a)	Where the permitted occupants are non-Singaporeans to carry out due diligence checks to ensure that at all times during the currency of this Agreement that the Tenant and/or permitted occupants comply with all the rules and regulations relating to the Immigration Act and the Employment of Foreign Workers Act (if applicable) and any other Act of Parliament, Regulations or any rules or orders thereunder which relates to foreign residents and workers.

(b)	To provide the Landlord upon request, for physical inspection, all immigration and employment documents, including but not limited to the passports of all non-local occupants, the employment pass and/or work permits, proof of employment and to provide the Landlord with certified true copies of such documents.

(c)	To authorise, permit and co-operate with the Landlord to make such enquiries with relevant government departments and/or employers to verify the same.

(d)	To accept responsibility including criminal prosecution and the consequences thereof and to hold the Landlord harmless and indemnify the Landlord to the fullest extent allowed by the laws of the Republic of Singapore should any person who is a prohibited immigrant be found at the said premises.

2.31	Business Signs

Save for the Tenants’ business name sign, not to paint or affix any other signs, signboards, notices, flagstaff, placard or poster of any kind or other devices on the exterior walls, windows and doors thereof or in any part of the Building except such as shall be approved in writing by the Landlord.

2.32	Windows

To keep the windows of the said premises closed at all times so as to maintain an efficient air-conditioning system and to only use blinds of the type, which are approved by the Landlord.

*2.33	Frontage of Premises

Not to change or in any way vary the frontage of the Premises and the entrance door provided or approved by the Landlord for the access to the premises, without first having obtained the written consent of the Landlord.

*2.34	Fixtures and Fittings

Not to install any fixtures or fittings in or upon the said premises, which may be visible from outside the said premises, except such items fixtures and fittings that are approved by the Landlord.

*Delete where applicable

Tenancy Agreement (Non-Residential)

2.35	Rules and Regulations

(a)	At all times to observe, perform and cause all its servants, independent contractors, agents, invitees and licensees to observe and perform, the rules and regulations and any amendments thereof and additions thereto as may from time to time be made by the Landlord and/or the Management Corporation which shall be binding on and enforceable against the Tenant.

(b)	Not to do or suffer to be done any act, which shall amount to a breach or non-observance of any negative or restrictive covenant of this agreement or other instrument under which the Landlord holds the said premises.

2.36	Compliance with Statutes

At all times during the term hereby created, not to do, omit or suffer to be done in the premises anything in contravention of any Acts of Parliament or Regulation now or hereafter in force and any Rules and Orders thereunder and to keep the Landlord indemnified in full against all penalty and costs in the event of any breach thereof.

2.37	Government Notices, etc

Should the Tenant receive any notices from any Government or any statutory or other relevant authorities with respect to the premises, to give immediately to the Landlord a copy of the same.

2.38	Avoidance of Insurance

(a)	Not to do or permit to be done upon the said premises anything whereby the Landlord’s insurance of said premises against fire may be rendered void or voidable or whereby the premium for any such insurance may be liable to be increased and to indemnify the Landlord against any such additional premiums.

(b)	For avoidance of doubt the Tenant undertak.es to indemnify the Landlord in full in the event such insurance becomes void or voidable due to the act or omission of the Tenant.

2.39	Indemnity

To be responsible for and to indemnify the Landlord from and against all claims and demands and against any damage occasioned to the premises or any part of the Building or any adjacent or neighbouring premises or injury to any person by any act default or negligence of the Tenant or the servants agents licensees or invitees of the Tenant.

2.40	Tenant’s Insurance

The Tenant shall at all times during the term hereby created and during any period of holding over, effect and keep current;

(a)	a public liability insurance policy for a sum as may be specified by the Landlord from time to time in respect of the said premises which shall be taken out with an insurance company approved by the Landlord in the Joint names of the Landlord and the Tenant and shall pay all premiums, costs and disbursements in connection thereof within seven (7) days after the same shall become due and payable;

(b)	an adequate insurance policy, which shall be taken out with an insurance company approved by the Landlord on the internal partitions and all goods belonging to or held in trust by the Tenant in the said premises against loss or damage by fire, water, damage or discharge from sprinkler systems etc.

(c)	any other insurance policy or policies to cover any other risk as the Landlord may from time to time require and shall produce to the Landlord on demand the above-mentioned policies as well as the receipts for payment of premium in respect thereof.

2.41	Prospective Tenants

To permit the Landlord and/or its agents, three (3) calendar months prior to the expiry of the term hereby created and upon prior appointment, to bring prospective tenants to view the said premises for the purpose of letting the same.

*Delete where applicable

Tenancy Agreement (Non-Residential)

2.42	Prospective Purchasers

During the currency of this tenancy, to allow the Landlord or its representatives at all reasonable times and by prior appointment to bring any interested parties to view the said premises in the event of a prospective sale thereof. *The said premises shall be sold subject to this tenancy.

2.43	Reinstatement & Yielding of Premises

Upon the determination or sooner determination of the term hereby created, to reinstate and to peaceably and quietly yield the said premises and all the Landlord’s fixtures, fittings and installations in or upon the said premises (including electrical installations, air-conditioning, pipes, conduits, etc.) to the state and condition as at the date the Tenant took possession of the said premises from the Landlord (fair wear and tear excepted) and to make good at the expense of the Tenant any damage or defacement caused failing which the Landlord shall rectify the same at the expense of the Tenant and deduct the costs thereof shall be treated as debt due from the Tenant shall be recoverable forthwith as such.

2.44	Change of Address

To advise the Landlord in writing of any change in the address or registered office as the case may be, of the Tenant.

2.45	Legal Costs

(a)	To pay the stamp fees, the Landlord’s Solicitors’ costs and disbursements in connection with the preparation and completion of this Agreement (in duplicate) and any other fees in connection therewith, if any.

(b)	To pay the Landlord’s legal expenses (including legal cost and disbursements thereof) on a full indemnity basis, in connection with the enforcement of the terms and conditions of this agreement.

3	LANDLORD’S COVENANTS

The Landlord hereby agrees with the Tenant as follows:-

3.1	Quiet Enjoyment

The Tenant paying the monthly rent and hereby reserved and observing and performing the terms and provisions of this agreement shall peaceably hold and enjoy the demised premises during the said term without any interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord (save for the rights reserved by the Landlord under this Agreement).

3.2	Damage rendering premises unfit for use

In case the said premises or any part thereof shall at any time during this tenancy be destroyed or damaged by fire, lightning, riot, explosion, or any other cause beyond the control of the parties hereto so as to be unfit for occupation and use or inaccessible, then and in every such case (unless the insurance money shall be wholly or partially irrecoverable by reason solely or in part of any act, default, neglect or omission of the Tenant or any of their servants agents occupiers guests or visitors), the rent hereby reserved or a just and fair proportion thereof according to the nature and extent of the destruction or damage sustained shall be suspended and cease to be payable in respect of the period the said premises shall continue to be unfit for occupation and use by reason of such destruction or damage.

3.3	Untenantability & Determination of Lease

If the unfitness of the said premises or inaccessibility thereto as aforesaid shall continue for a period of more than three (3) months either the Landlord or the Tenant shall be at liberty by notice in writing to the other determine this tenancy, and upon such notice being given, this tenancy or the balance thereof shall absolutely cease and determine and the deposit paid hereunder together with a reasonable proportion of such advance rent as has been paid hereunder, where applicable, shall be refunded to the Tenant forthwith but without prejudice to any right of action of either party in respect of any antecedent breach of this Agreement by the other.

• Delete where applicable

Tenancy Agreement (Non-Residential)

3.4	Insurance

At all times throughout the term hereby created to keep insured the demised premises (excluding the fixtures and fittings of the Tenant) against loss or damage by fire and such other risks as the Landlord deem fit and to cause all monies received by virtue of such insurance to be forthwith laid out in reinstating the demised premises so that the same shall be in no worse condition as it was before being damaged.

*3.5	Common Areas, the Lighting, Cleaning etc.

To keep or contribute to the Management Corporation to keep all common parts of the Building in good and tenantable repair, clean and lighted and the lifts, escalators etc. in working order.

3.6	Tenant’s equipment

To allow the Tenant to install or cause to be installed such equipment and other fixtures and fittings as are reasonably necessary for the operation of its business.

3.7	Rates

To pay all future rates, assessment, taxes, charges etc. in respect of the premises, save and except such as are herein agreed to be paid by the Tenant.

4.0	GENERAL PROVISIONS

Provided always and it is hereby agreed and declared as follows:-

4.1	Right of Entry & Determination of Tenancy

If the rent hereby reserved shall not be paid for seven (7) days after its due date (whether formally demanded or not) or if there shall be any breach of the conditions, covenants or stipulations on the part of the Tenant herein contained, or in the event of liquidation/bankruptcy, distress or other proceedings against the Tenant then it shall be lawful for the Landlord to re-enter upon the said premises or any part thereof and thereupon this tenancy shall absolutely determine but without prejudice to any right of action of the Landlord for damage or otherwise in respect of any such breach or any antecedent breach and all legal costs incurred by the Landlord shall be payable on a full indemnity basis by the Tenant.

4.2	Interest on arrears

Without prejudice to the Landlord’s rights reserved under clause 4.1 or any other rights or remedies available to the Landlord, in the event any monies due under or pursuant to this agreement shall remain unpaid seven (7) days after becoming payable (whether formally demanded or not), it shall be lawful for the Landlord to claim interest at ten percent (10%) per annum on the amount unpaid calculated from after the date due to the date of actual payment and all interest shall be deemed rent and shall be recoverable in like manner as arrears on rent.

4.3	Removal & disposal of items found in premises

(a)	The Landlord may upon re-entry or determination of the tenancy, remove from the said premises any items, including all plant, machinery, fixtures and fittings premises belonging to the tenant and dispose or store such items in a warehouse at the cost of the Tenant, without being guilty of conversion or liable for loss or damage to such items by the said removal, disposal or storage.

(b)	With prejudice to clause 4.3(a), if the Tenant shall fail to remove any goods or thing from the said premises at the expiration or sooner determination of the said term, the Landlord shall be entitled in its sole discretion and without prior notice to the Tenant to sell such goods or things at such times and at such prices or for such consideration as the Landlord thinks fit and to apply the net proceeds of the sale towards payment of money owing from the Tenant to the Landlord, if any.

* Delete where applicable

Tenancy Agreement (Non-Residential)

4.4	Landlord not liable for accident, injuries by negligence etc.

Notwithstanding anything herein contained the Landlord shall be under no liability either to the Tenant or the Tenant’s licensees, servants, visitors or others who may be permitted to enter or use the Building or any part thereof for accidents happening or for any injuries sustained or for loss of or damage to property, goods or chattels in the Building or in any part thereof whether arising from any act, omission or negligence of the Landlord or any servant or agent of the Landlord.

4.5	Amendment to rules & regulations

The Landlord shall have the right at any time to make, add, amend, cancel or suspend such rules and regulations pertaining to the premises as may in the judgement of the Landlord or the Management Corporation, be necessary, for the safety and cleanliness of the Building or for the preservation of good order therein or for the convenience of the tenants and all such rules and regulations shall bind the Tenant from the date on which notice in writing thereof is given to the Tenant.

4.6	Landlord’s right to exhibit vacancy

At all times within three (3) months immediately preceding the determination of the said Term the Landlord shall be entitled to exhibit outside the premises a notice stating that the premises will be vacant and available for lease.

4.7	Option to Renew

The Landlord shall upon the written request of the Tenant made not less than Two (2) months before the date of expiry of this tenancy, and if there shall not at the time of such request be any existing breach or any non-observance of any of the conditions, covenants or stipulations on the part of the Tenant herein contained grant to the Tenant an extension of the tenancy for a further term from the date of expiry of this tenancy at a rent to be agreed based on the prevailing market rent but otherwise containing the like conditions, covenants and stipulations as are herein contained with the exception of this option for renewal.

4.8	Exclusion of Warranty

The Landlord does not expressly or impliedly warrant that the said premises, the Building, or any part thereof, are now or will in future remain suitable or adequate for all or any of the purposes of the Tenant or for any business to be carried on thereon or that particular business be carried on in the Building.

4.9	Illegal workers

Notwithstanding anything herein contained, if at any time during the term of this Agreement, any prohibited immigrant is found on the said premises this Agreement shall immediately be terminated and the security deposit forfeited to the Landlord without prejudice to any right of action of the Landlord in respect of any breach of this Agreement by the Tenant.

4.10	Severability

If any one or more of the provisions contained in this Agreement shall be deemed invalid unlawful or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

4.11	Waiver

The waiver by either party of a breach or default of any of the provisions in this Agreement shall not be construed as a waiver of any succeeding breach of the same or other provisions nor any delay or omission on the part of either party to exercise or avail itself of any right that it has or may have herein, operate as a waiver of any breach or default of the other party.

4.12	Pre-termination

This lease agreement is for a fixed term. In the event any party decides to terminate this agreement before its expiry for any reasons other than as provided for in this Agreement (“defaulting party”), then the other party (“innocent party”) shall be entitled to enforce the terms of this Agreement for Specific Performance, Damages (to recover any losses suffered) or otherwise as the case may be.

• Delete where applicable

Tenancy Agreement (Non-Residential)

4.13	Service of Notice

Any notice served in connection with this Agreement shall be in writing and sufficiently served on the Tenant if left at the said premises or delivered to the Tenant personally or sent to the Tenant at the said premises by registered post and any notice to the Landlord shall be sufficiently served if sent address by registered post to the Landlord’s registered address.

4.14	Stamp Duty

It is expressly understood by both the Landlord and Tenant that law requires stamp duty to be payable on a LEASE or AGREEMENT for a lease of any immovable property (under Stamp Duties Act (Cap 312). Stamp duty is payable within 14 days from the date of Agreement if it signed in Singapore and within 30 days from the date of receipt in Singapore if it signed outside Singapore. The Stamp duty of this agreement shall be borne by the Tenant and shall be paid on the date of signing this Agreement.

4.15	Governing Law

The validity, interpretation and enforcement of this Agreement and all rights, remedies, powers, obligations and liabilities hereunder shall be governed by the Laws of the Republic of Singapore. The parties herein submit themselves to the jurisdiction of the Courts of Singapore.

IN WITNESS WHEREOF the parties have hereunder set their hands the day and year first above written.

SIGNED BY THE LANDLORD

(With Company Stamp affixed where applicable)
(Seal )Singapore School & Private Hire Bus Owners’

Association		)
Honorary Secretary		)
Name	Voo Wei Keong	)
NRIC No.	***	)

In the presence of :		)
Name	KHOO HAN TONG	)
NRIC No.	***	)
Date	06/06/2024)

SIGNED BY THE TENANT

(With Company Stamp affixed where applicable)

Company	:	iO3 Pte. Ltd.	)
UEN No.	:	201905286N	)
Name	:	Koh Eng Chye	)
NRIC No.	:	***	)

In the presence of	:		)
Name	:	Patricia Chew	)
NRIC No.	:	***	)
Date	:	06/06/2024)

’‘Deletewhereapplicable •